SEVENTH AMENDMENT TO THE

RUBY TUESDAY, INC. SALARY DEFERRAL PLAN

THIS SEVENTH AMENDMENT is made on this 30th day of December, 2008 by Ruby Tuesday, Inc. a corporation duly organized and existing under the laws of the State of Georgia (hereinafter called the “Primary Sponsor”).

INTRODUCTION:

WHEREAS, the Primary Sponsor maintains the Ruby Tuesday, Inc. Salary Deferral Plan (the “Plan”), which was last amended and restated by an indenture dated April 9, 2001, and subsequently amended by the First through Sixth Amendments thereto; and

WHEREAS, the Primary Sponsor now desires to amend the Plan to provide that matching contributions made for Plan years beginning on and after January 1, 2009 will be made in amounts, and for the time periods (no less frequently than annually), determined in the discretion of the Primary Sponsor, and to provide that the Primary Sponsor may impose a continuing employment condition on the receipt of such contributions.

NOW, THEREFORE, the Primary Sponsor does hereby amend the Plan, effective as of January 1, 2009, by deleting the existing Section 3.2 in its entirety and by substituting therefor the following:

“3.2     (a)       Each Plan Sponsor proposes to make matching contributions to the Fund in an amount equal to a discretionary percentage, to be determined by the Primary Sponsor, of a Participant’s Annual Compensation deferred by the Participant pursuant to Section 3.1(a), not to exceed the first six percent (6%) of such Annual Compensation, which matching contributions may vary based on classes of Participants and on the percentage of a Participant’s Deferral Amount being matched; provided that such contributions will be nondiscriminatory in accordance with the regulations under Code Section 401(a)(4) and will not discriminate in favor of Highly Compensated Employees. Unless the Primary Sponsor directs otherwise, the Trustee shall use Plan Sponsor matching contributions made in cash to acquire shares of Company Stock that are issued and outstanding. The Primary Sponsor may request the Trustee to acquire the necessary shares by purchasing newly issued shares of Company Stock or shares of Company Stock held as treasury shares.

(b)       In the case of a Participant who is identified as a Highly Compensated Employee during a Plan Year, the Plan Sponsor proposes to make a matching contribution on behalf of such Highly Compensated Employee, in lieu of any matching contribution on behalf of such Highly Compensated Employee under Section 3.2(a), in an amount equal to the lowest percentage of a Participant’s Deferral Amount for which a matching contribution under Section 3.2(a) is being made for any Participant.

(c)       For purposes of determining the amount of matching contributions to be credited to a Participant’s Company Matching Account, all or a portion of a Participant’s years of employment with a predecessor employer may be counted if the Participant became an Eligible Employee of a Plan Sponsor by reason of (1) an acquisition by the Plan Sponsor of substantially all of the assets of a trade or business or a controlling interest in the ownership interests of another entity; or (2) a merger of the individual’s prior employer with and into the Plan Sponsor; in the manner and subject to such conditions, if any, provided in resolutions adopted by the Plan Sponsor.

(d)       With respect to contributions under Subsections (a) and (b), the Primary Sponsor may, in its discretion: (1) make such contributions as of the last day of any time period specified by the Primary Sponsor (which period may be no shorter than a payroll period and no longer than a Plan Year); and (2) require that a Participant be an Eligible Employee as of the last day of such period to be eligible to receive any such contribution.”

Except as specifically amended hereby, the Plan shall remain in full force and effect prior to this Seventh Amendment.

IN WITNESS WHEREOF, the Primary Sponsor has caused this Seventh Amendment to be executed on the day and year first above written.

RUBY TUESDAY, INC.

By:	/s/ Samuel E. Beall, III

Title:	Chairman, CEO and President

ATTEST:

By:	/s/ Scarlett May

Title:	VP, General Counsel and Secretary

[CORPORATE SEAL]

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